UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2024, BrightView Funding LLC and BrightView Landscapes, LLC, affiliates of BrightView Holdings, Inc. (the “Company”), entered into the Fifth Amendment to the Receivables Financing Agreement (the “Amendment Agreement”), which amends the Receivables Financing Agreement, dated as of April 28, 2017, by and among BrightView Funding LLC, (the “Borrower”), BrightView Landscapes, LLC, as initial servicer, PNC Bank, National Association, as administrative agent and letter of credit bank, PNC Capital Markets LLC, as structuring agent, and the persons from time to time party thereto as lenders and letter of credit participants (as amended by the First Amendment, dated as of February 21, 2019, the Second Amendment, dated as of February 21, 2021, the Third Amendment, dated as of June 22, 2022, and the Fourth Amendment, dated as of August 31, 2023, the “Receivables Financing Agreement”).

Under the terms of the Amendment Agreement, the Receivables Financing Agreement was amended (as so amended, the “Amended Receivables Financing Agreement”) to, among other things: (i) increase the borrowing capacity thereunder from $275.0 million to an amount up to $325.0 million, (ii) extend the Scheduled Termination Date (as defined in the Amended Receivables Financing Agreement) to June 27, 2027 and (iii) establish a Swingline facility of up to $50.0 million.

The agents, certain of the lenders and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing description of the Amendment Agreement and the Amended Receivables Financing Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment Agreement and the Amended Receivables Financing Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 27, 2024, the Company issued a press release describing the Amendment Agreement. The press release is furnished hereto as Exhibit 99.1.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended. The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Fifth Amendment to the Receivables Financing Agreement, including Exhibit A thereto, a marked version of the Receivables Financing Agreement, dated as of June 27, 2024, by and among BrightView Funding LLC, as borrower, BrightView Landscapes, LLC, as initial servicer, and PNC Bank, National Association, as lender, letter of credit bank, letter of credit participant and administrative agent.
99.1	Press Release of BrightView Holdings, Inc., dated June 27, 2024.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrightView Holdings, Inc.

Date: June 28, 2024	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary